                               AMENDMENT NO. 2 TO
                          DEL GLOBAL TECHNOLOGIES CORP.
                              AMENDED AND RESTATED
                                STOCK OPTION PLAN

                   (AS ADOPTED EFFECTIVE AS OF JANUARY 1, 1994
               AND AS AMENDED DECEMBER 14, 2000 AND JULY 17, 2003)

     AMENDMENT NO. 2, dated July 7, 2005 (the  "Amendment"),  to the Amended and
Restated Stock Option Plan (the "Plan"),  as adopted  effective as of January 1,
1994  and as  amended  December  14,  2000  and July  17,  2003,  by Del  Global
Technologies  Corp., a New York  corporation  (the  "Company").  All capitalized terms used herein and not defined shall have the meanings ascribed to such terms in the Plan.

                                    RECITALS

     WHEREAS,  the Board of  Directors  created  the Plan on  January  1,  1994, amended and  restated the Plan on December 14, 2000 and amended the Plan on July
17, 2003;

     WHEREAS,  Section 8 of the Plan provides  that any stock  options  expiring within the period during which the Company's  shares are suspended  from trading on the NASDAQ  Stock  Market  shall be subject to a 6-month  extension  from the earlier of (i) the date  trading  resumes on a recognized  National  exchange or
(ii) the filing of the  Company's  Form 10-K for the fiscal  year ended July 29,
2000,  Forms  10-Q for the first two  quarters  of  fiscal  2001,  and any other required filings.

     WHEREAS,  the Company's  Board of Directors deems it advisable to eliminate this  provision  regarding  the 6-month  extension  of the  expiration  of stock options;

     WHEREAS,  this amendment has been  unanimously  approved and adopted by the
Company's Board of Directors;

     NOW, THEREFORE, the Plan shall be amended as follows:

     1.  Section 8, titled  "Terms of Options" is hereby  amended to read in its entirety as follows:

     The term of each ISO  shall be for ten (10)  years  from the date of grant, subject to earlier termination as provided in Section 10 hereof and subject to the provisions of Section 6 hereof. The term of each NON-QUALIFIED STOCK
     OPTION,  subject to earlier  termination  as provided in Section 10 hereof, shall be as  determined  by the  Committee at the time of grant,  but in no case shall the term of such NON-QUALIFIED STOCK OPTION be for more than ten
     (10)  years  from  the  date of  grant.  Any  provision  of the PLAN to the contrary  notwithstanding,  no  OPTION  shall be  exercised  after the time limitations stated in this Section 8.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 2 as of the date first above written.

                                         DEL GLOBAL TECHNOLOGIES CORP.

                                         By:    /s/ Mark Koch
                                              ----------------------------------
                                         Name:  Mark Koch
                                         Title: Principal Accounting Officer